Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:

Elizabeth Goode, Director Corporate Development

(661) 295-5600, ext. 2632

goodee@3dsystems.com

3D Systems Announces Higher First-Quarter Revenue

and Improved Operating Performance

VALENCIA, Calif., April 28, 2004 - 3D Systems Corporation (Nasdaq: TDSC) announced today that revenues for the first quarter of 2004 grew 28.2% to $29.5 million from $23.0 million in the first quarter of 2003.  Every region and product class delivered positive contributions to revenue growth.  Higher sales of core products and services added $2.9 million to revenue, new products introduced in the last six months added $1.8 million and favorable foreign currency translation accounted for the remaining $1.8 million of the $6.5 million year-over-year increase.

Revenues from the sale of systems, materials and services increased in the first quarter of 2004 by 51%, 17% and 18%, respectively, compared to 2003’s first quarter.  System sales benefited from unit volume increases of core systems from last year’s depressed levels and from sales of new products.

Cost of goods sold and operating expenses for the first quarter of 2003 in the accompanying financial statements have been restated to reflect previously announced changes in two accounting principles adopted at the end of 2003 with retroactive effect to January 1, 2003.  Cost of goods sold in 2004 includes a $1.0 million increase from foreign currency translation effects.

Gross profit rose 62.3% to $12.0 million from $7.4 million in last year’s first quarter from the leveraged effects of 28.2% revenue growth and ongoing operating improvements.  As a percentage of total revenue, gross profit rose to 40.8% in the first

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3D Systems Announces Higher First-Quarter Revenue and Improved Operating Performance

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quarter of 2004 from 32.2% in the prior-year period.  Margins for both products and services increased.  Service margins benefited globally from lower warranty costs whereas product margin increases were slightly offset with production ramp-up costs associated with new products introduced within the last six months.

Operating expenses declined by $0.9 million to $13.3 million from $14.2 million last year.  Operating expenses in 2004 included an additional $0.5 million attributable to foreign currency translation effects and $2.1 million of legal costs compared to an adjusted $1.6 million of legal costs in the previous year’s first quarter.  Legal costs in the first quarter of this year included $1.7 million of fees and expenses associated with a combination of the EOS GmbH litigation settled in February 2004 and compliance with the subpoenas that the Company received from the Securities and Exchange Commission (SEC) and the Department of Justice (DOJ) in 2003.

Loss from operations narrowed to $1.2 million in the first quarter in 2004 compared to $6.7 million in the prior-year period.

Net loss available to common shareholders for the first quarter of 2004 was $2.5 million, or $0.19 per fully diluted share.  After adjusting last year’s first-quarter results to reflect the $7.0 million cumulative effect of two changes in accounting principles adopted at the end of 2003 but effective as of January 1, 2003, the net loss available to common shareholders for the first quarter of 2003 was $14.9 million or $1.17 per share.

“In the first quarter of 2004, 3D Systems continued to deliver solid operating improvements,” said Abe Reichental, 3D Systems’ Chief Executive Officer, “and we achieved the highest first-quarter revenues in the company’s history.  We are particularly pleased with the broad base of our revenue increase, the encouraging results of new products and services introduced within the past six months, improved profit margins and, except for legal costs associated with some legacy issues, continued operating cost reductions.  At the end of the first quarter we had $22.9 million of unrestricted cash on hand, reflecting $0.8 million of net cash used by operating activities during the first

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quarter; an additional $2.2 million net reduction during the quarter in working capital investment in receivables, inventory and payables; and unusually high payments during the quarter for previously accrued costs.”

3D Systems will discuss first-quarter 2004 results on a conference call and audio webcast to be held at 11:00 a.m. EDT (8:00 a.m. PDT) today.

First-quarter business highlights:

•                                          Settled costly and distracting litigation, specifically suits involving EOS GmbH and Regent Pacific Management Corporation.

•                                          Signed hearing-aid resin development and distribution agreement with Dreve.

•                                          Terminated the company’s shareholder rights plan.

•                                          Resolved issues related to prior defaults under the company’s industrial development bonds.

3D Systems’ complete suite of customer solutions includes:

•                                          Multi-Jet Modeling technology (“MJM”), or 3-D printing, uses hot-melt jetting technology to print three-dimensional physical parts by accumulating proprietary solid imaging materials (“SIMs”) in successive layers. MJM technology is the basis of our affordable three-dimensional solutions for printing any three-dimensional part from digital data.

•                                          Stereolithography or SLA® systems use a laser to convert photosensitive resins into solid cross-sections, layer by layer, until the desired objects are complete. SLA® systems are capable of making multiple parts at the same time and are designed to produce prototype or end use parts that have a wide range of sizes and shapes.

•                                          Selective Laser Sintering or SLS® systems use heat from a laser to melt and fuse, or sinter, powdered materials into solid cross-sections, layer-by-layer, until the desired parts are complete.  SLS® systems can create parts from a variety of plastic and metal powders and are capable of processing multiple parts within the same build cycle.

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•                                          Materials.  We blend, market and distribute material products under a variety of brand names that we sell for use in all of our solid imaging systems. The families of engineered products are designed for use with our systems and processes to produce high-quality models, prototypes and parts.  We market our stereolithography products under the Accura® brand, selective laser sintering products under the DuraFormTM, LaserFormTM and CastFormTM brands, and multi-jet modeling products under the ThermoJet® and VisiJet® brands.

•                                          Software. We provide our customers with proprietary part-preparation software for personal computers and engineering workstations.  Our proprietary software package generates the information to be used by the SLS® and SLA® systems or MJM system to create the solid images.  In addition, we team up with other software companies, where appropriate, to develop complementary software for our systems.

•                                          Services.  We provide a comprehensive suite of services and field support to our customers ranging from applications development to installation, warranty and maintenance services.

Broad Applications and End-Uses:

•                                          Concept modeling, three-dimensional printing:  Solid imaging solutions are used for concept-modeling and three-dimensional printing applications, to produce three-dimensional shapes, primarily for visualizing and communicating mechanical design applications, as well as for other applications including supply-chain management, architecture, art, surgical medicine, marketing and entertainment.

•                                          Rapid prototyping:  Solid imaging solutions are used for rapid prototyping applications, including the generation of product concept models, functional prototypes and master-casting and tooling patterns that are often used as an efficient, cost-effective means of evaluating product designs.

•                                          Instant manufacturing:  Solid imaging solutions are used for instant manufacturing applications to manufacture end-use parts directly from a digital image.  Our instant manufacturing customers produce end-use parts without the need for expensive tooling or molds and without lengthy set-ups, resulting in significant flexibility and mass customization capabilities.

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Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its first- quarter 2004 financial results today at 11:00 a.m. EDT (8:00 a.m. PDT).

•                                          To access the Conference Call, dial 877/791-4796 (or 706/679-6014 from outside the United States). A recording will be available two hours after completion of the call for seven days.  To access the recording, dial 800/642-1687 (or 706/645-9291 from outside the United States) and enter 6758465, the conference call ID number.

•                                          To access the audio webcast, log onto 3D Systems’ website at www.3dsystems.com.  The link to the webcast is provided on the home page of the website.  To ensure timely participation and technical capability, we recommend logging on a few minuets prior to the conference call to activate your participation.  The webcast will be available for replay at: http://www.3dsystems.com/company/investor/index.asp

Forward-Looking Statements

Certain statements made by the company in this release are forward-looking statements. These statements include comments as to the company’s beliefs and expectations as to future events and trends affecting the company’s business. These forward-looking statements are based upon management’s current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors stated under the heading “Forward-Looking Statements” and “Cautionary Statements and Risk Factors” in management’s discussion and analysis of results of operations and financial condition, which appear in the company’s periodic filings with the Securities and Exchange Commission as well as other factors, could cause actual results to differ materially from such statements.

About 3D Systems (Nasdaq: TDSC)

Founded in 1986, 3D Systems, the solid imaging companySM, provides solid imaging products and systems solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented proprietary technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, ext. 2882 (or 661/295-5600, ext. 2882 from outside the United States), or via email at moreinfo@3dsystems.com.

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The 3D logo, 3D Systems, SLA, SLS, ThermoJet and Accura are registered trademarks and SLS, InVision, Amethyst, Bluestone, DuraForm, LaserForm and CastForm are trademarks of 3D Systems.  “the solid imaging company” is a service mark of 3D Systems, Inc.  All other product names or services mentioned are trademarks or registered trademarks of their respective companies.

Tables Follow:

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3D SYSTEMS CORPORATION

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2004 and March 28, 2003

(in thousands, except per share amounts)

UNAUDITED

	March 31, 2004	March 28, 2003
		(As Restated) (1)

Revenue:
Products	$19,729	$14,737
Services	9,786	8,280
Total Revenue	29,515	23,017

Cost of Sales
Products	10,907	8,581
Services	6,574	7,021
Total Cost of Sales	17,481	15,602

Gross profit	12,034	7,415

Operating expenses:
Selling, general and administrative	10,761	11,551
Research and development	2,497	2,600
Total operating expenses	13,258	14,151

Loss from operations	(1,224)	(6,736)

Interest and other expense, net	467	894

Loss before provision for income taxes	(1,691)	(7,630)
Provision for income taxes	482	216
Net loss before cumulative effect of changes in accounting principles	(2,173)	(7,846)
Cumulative effect on prior years (to December, 2002) of expensing legal fees as incurred and change in amortization method for patents and license costs	—	(7,040)
Net loss	(2,173)	(14,886)
Preferred stock dividend	329	—
Net loss income available to common shareholders	$(2,502)	$(14,886)

Shares used to calculate basic and fully diluted net loss available to common shareholders per share	12,955	12,724

Basic and fully diluted net loss available to common shareholders before cumulative effect of changes in accounting principles, per share	$(0.19)	$(0.62)
Cumulative effect on prior years (to December 31, 2002) of changes in accounting principles per share	—	(0.55)
Basic and fully diluted net loss available to common shareholders per share	$(0.19)	$(1.17)

(1)           The condensed consolidated statement of operations for the three months ended March 28, 2003 has been restated. See Schedule 1 for a reconciliation of the restated amounts.

3D SYSTEMS CORPORATION

Condensed Consolidated Balance Sheets

As of March 31, 2004 and December 31, 2003

(in thousands)

UNAUDITED

	March 31, 2004	December 31, 2003

ASSETS
Current Assets:
Cash and cash equivalents	$22,864	$23,954
Accounts receivable, net	19,612	22,773
Inventories, net	10,264	9,694
Prepaid expenses and other current assets	2,501	2,751
Total current assets	55,241	59,172

Property and equipment, net	10,868	11,455
Intangible assets, net	12,534	13,210
Goodwill	44,818	44,900
Restricted cash	1,200	1,200
Other assets, net	1,606	1,528
	$126,267	$131,465

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$175	$165
Accounts payable	7,972	7,299
Accrued liabilities	13,449	16,466
Customer deposits	937	771
Deferred revenues	15,801	15,648
Total current liabilities	38,334	40,349

Long-term debt, less current portion	3,835	3,925
Convertible subordinated debentures	32,704	32,704
Other liabilities	1,847	2,579
Total liabilities	76,720	79,557

Series B convertible redeemable preferred stock	15,225	15,210

Stockholders’ equity:
Common stock, authorized 25,000 shares, issued and outstanding 13,112 (2004) and 12,903 (2003)	13	13
Capital in excess of par value	86,398	85,588
Notes receivable from employees for purchases of stock	—	(19)
Preferred stock dividend	(1,196)	(867)
Treasury stock, at cost	(68)	(45)
Accumulated deficit in earnings	(49,615)	(47,442)
Accumulated other comprehensive loss	(1,210)	(530)
Total stockholders’ equity	34,322	36,698
	$126,267	$131,465

SCHEDULE 1

At December 31, 2003, the Company changed its method of accounting for legal fees incurred in the defense of its patents and license rights and its method of amortizing one of its patent licenses. See Note 2, Changes in Accounting Principles, to the Consolidated Financial Statements for the year ended December 31, 2003.  The accompanying Condensed Consolidated Statement of Operations for the three months ended March 28, 2003 has been restated to reflect these changes in accounting principles, applied retroactively for the period. The effect on previously reported amounts for the three months ended March 28, 2003 was as follows:

	Amount as previously reported	Effect of change for expensing legal fees	Effect of change in amortization method	Amount as restated

Effect on cost of sales – products	$8,501	$—	$80	$8,581
Effect on selling, general and administrative expense	10,656	895	—	11,551
Effect on loss from operations	(5,761)	(895)	(80)	(6,736)
Cumulative effect of changes in accounting principles	—	(5,964)	(1,076)	(7,040)
Effect on net loss available to common shareholders	(6,871)	(6,859)	(1,156)	(14,886)
Effect on basic and diluted net loss available to common shareholders per share	(0.54)	(0.54)	(0.09)	(1.17)

There was no tax effect arising from these changes in accounting principles for the three months ended March 28, 2003 as the effect of these changes was to increase the Company’s loss before provision for income taxes and the Company had fully reserved for its net deferred tax assets at that date.